EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report of Small Business Issuers of Premiere Opportunities Group, Inc. (the Company) on Form 10-K filed with the Securities and Exchange Commission on the date hereof (the Report), I, Omar Barrientos, Chief Executive Officer and Prinicpal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ OMAR BARRIENTOS

Omar Barrientos
Chief Executive Officer and
Prinicpal Financial Officer
Premiere Opportunities Group, Inc.

Date: April 16, 2012